Confidential | for discussion purposes only GOLUB CAPITAL BDC 3, INC. EARNINGS PRESENTATION QUARTER ENDED MARCH 31, 2024

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; the effect of investments that we expect to make and the competition for those investments; completion of a public offering of our securities or other liquidity event; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; turmoil in Ukraine and Russia, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

Summary of Financial Results 01

4 Quarter Ended December 31, 2023 March 31, 2024 Selected Financial Highlights Net investment income per share $0.57 $0.39 Accrual (reversal) for capital gain incentive fee per weighted average share — — Net investment income before accrual (reversal) for capital gain incentive fee (net) per weighted average share1 $0.57 $0.39 Net realized/unrealized gain (loss) per share ($0.04) $0.14 Earnings (loss) per share $0.53 $0.53 Distributions declared per share $0.83 $0.53 Net Asset Value Per Share $14.70 $14.70 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual (reversal) of the capital gain incentive fee under GAAP which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended March 31, 2024 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Summary of Financial Results vs. Prior Quarter

GBDC 3 Performance Drivers 02

Drivers of GBDC 3's FQ2 2024 Earnings

Key Themes from Quarter Ended March 31, 2024	Impact on GBDC 3

Key Themes from Quarter Ended March 31, 2024

- Overall, Golub Capital's middle market borrowers showed solid Revenue and EBITDA growth, consistent with the past six quarters in a row. We don't currently see signs of these trends reversing
- Short-term interest rates, base rates and yields remain elevated versus historical standards
- Credit performance was consistent with prior quarters, strong and better than expected, despite high interest rates and elevated uncertainty. Most of GBDC 3's borrowers are adapting well to the current environment
- We continue to refresh on a quarterly basis the Portfolio Resiliency work that was designed to screen GBDC3's portfolio for potential vulnerability and focus resources on more vulnerable credits to increase margins of safety and ultimate credit outcomes
- Middle market M&A activity was solid in CQ1 2024, although M&A activity still hasn't returned to what we consider to be a normal level. We think deal activity in the second half of 2024 is likely to pick up; while exact timing is uncertain, Golub Capital as an industry leader is well-positioned to benefit from increases in deal activity

Impact on GBDC 3

- Continued strong financial performance:
  - NII per share before accrual (reversal) of capital gain incentive fee of $0.39, or an Adjusted NII ROE over 10%
  - Net income per share of $0.53, or an ROE over 14%, driven by strong net realized/unrealized gains (underpinned by strong credit performance)
  - Yield on the investment portfolio remained strong and GBDC 3 well-positioned for "higher for longer" interest rate environment with ~100% floating rate loan investment portfolio
- Continued strong credit performance:
  - Stable internal performance ratings[1] (~91% rated 4 or 5)
  - Low non-accruals (non-accruals as a % of total debt investments at cost / fair value were 0.3% / 0.1%)
- NAV per share remained stable quarter-over-quarter at $14.70 per share due to continued profitability, unrealized appreciation and monthly distributions equal to GAAP earnings
- GAAP leverage remained stable and declined slightly to 0.87x

See the slide titled "Endnotes - Drivers of GBDC 3's FQ2 2024 Earnings" at the end of this presentation for footnotes.

GOLUB CAPITAL

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7 $14.70 $0.39 ($0.53) $0.00 $0.14 $14.70 December 31, 2023 NAV Net Investment Income Dividends Recorded in March 31, 2024 Quarter Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments March 31, 2024 NAV GBDC 3 Generated Strong NII Resulting in Over 14% Annualized Return to Shareholders 1 NAV Per Share Bridge Net Realized & Unrealized Gain: $0.14 ($0.37) * * Represents an amount less than $0.01 1. Annualized returns are calculated as the quarterly return on equity multiplied by four. Refer to slide 9 for a description of the quarterly return on equity calculation.

Summary of Financial Results for the Quarter Ended March 31, 2024 03

Financial Highlights

(Dollar amounts in 000s, except per share data)

Selected Financial Highlights	Quarter Ended 3/31/23	6/30/23	9/30/23	12/31/23	3/31/24
Net income (loss)	$31,888	$37,009	$41,553	$50,916	$52,814
Net investment income	31,928	34,914	37,273	54,654	38,734
Net realized/unrealized gain (loss)	(40)	2,095	4,280	(3,738)	14,080
Distributions declared	10,636	37,009	41,553	80,650	52,814

Per Share[1] and Return on Equity[2] Statistics	Quarter Ended 3/31/23	6/30/23	9/30/23	12/31/23	3/31/24
Earnings (loss) per weighted average share	$0.36	$0.41	$0.45	$0.53	$0.53
Net investment income per weighted average share	0.36	0.39	0.41	0.57	0.39
Accrual (reversal) for capital gain incentive fee per weighted average share	—	—	—	—	—
Net investment income before accrual (reversal) for capital gain incentive fee (net) per weighted average share[3]	0.36	0.39	0.41	0.57	0.39
Net realized/unrealized gain (loss) per weighted average share	0.00 *	0.02	0.04	(0.04)	0.14
Quarterly return on equity – net income (loss)	2.5%	2.8%	3.0%	3.6%	3.6%
Net asset value	$15.00	$15.00	$15.00	$14.70	$14.70

* Represents an amount less than $0.01

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. The quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.
3. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company's Investment Advisory Agreement. The capital gain incentive fee payable for the period ended March 31, 2024, as calculated under the Investment Advisory Agreement is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.

GOLUB CAPITAL

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10 $2,474,616 $2,533,433 $2,617,016 $2,665,090 $2,698,772 March 31, 2023 June 30, 2023 September 30, 2023 December 31, 2023 March 31, 2024 $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 $1,800,000 $2,000,000 $2,200,000 $2,400,000 $2,600,000 Portfolio Highlights – Net Funds Growth – Total investments at fair value increased by approximately 1.3%, or $33.7 million, during the three months ended March 31, 2024. – As of March 31, 2024, we had $23.4 million of undrawn revolver commitments to portfolio companies. Historical Investment Portfolio ($000) Equity Junior Debt1 First Lien Traditional Senior 1. Junior Debt is comprised of second lien and subordinated debt. 9% 85% 5% 1% 9% 85% 5% 1% 9% 85% 5% 1% 8% 86% 5% 1% 8% 86% 5% 1% First Lien One Stop

11 Software 28% Healthcare Providers and Services 6% Insurance 6% Automobiles 6% Specialty Retail 5% Diversified Consumer Services 5% IT Services 4% Commercial Services and Supplies 4% Healthcare Equipment and Supplies 4% Portfolio Highlights – Portfolio Diversity as of March 31, 2024 Investment Portfolio $2,699MM | 319 Portfolio Companies | Average Size 0.3% 1. Junior Debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3%. Diversification by Portfolio Company Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior Top 25 Portfolio Companies 34% Remaining 294 Portfolio Companies 66% Top 10 Portfolio Companies 16% Avg Size 0.3% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 36 industries below 3% 5% 8% 86% 1% Portfolio Composition by Seniority Floating, 99% Fixed, 1% 94% First Lien

12 See the slide titled “Endnotes - Portfolio Highlights - Economic Analysis” at the end of this presentation for footnotes. Portfolio Highlights – Economic Analysis 7.5% 8.7% 10.4% 11.4% 11.9% 12.3% 12.6% 12.3% 7.1% 8.3% 10.0% 11.1% 11.6% 11.8% 12.2% 12.0% 4.1% 3.9% 4.2% 4.1% 4.2% 4.2% 4.2% 4.1% 3.4% 4.8% 6.2% 7.3% 7.7% 8.1% 8.4% 8.2% 2.1% 3.6% 4.6% 4.9% 5.3% 5.4% 5.3% 5.3% Investment income yield¹ Income yield ² Weighted average net investment spread³ Weighted average cost of debt 3-Month Secured Overnight Financing Rate (“SOFR”) June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 September 30, 2023 December 31, 2023 March 31, 2024 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 4

13 Portfolio Highlights – Credit Quality – Over 90% of the investments in our portfolio at fair value have an Internal Performance Rating of 4 or higher as of March 31, 2024, and four portfolio company investments were on non-accrual. * Represents an amount less than 0.1%. Internal Performance Ratings (% of Portfolio at Fair Value) Internal Performance Rating Definitions At Fiscal Year End At Quarter End Rating 2019 2020 2021 2022 2023 December 31, 2023 March 31, 2024 5 0.3% 2.2% 5.7% 3.3% 0.6% 2.2% 2.1% 4 98.1% 85.6% 91.9% 92.9% 89.3% 88.2% 88.4% 3 1.6% 12.2% 2.4% 3.6% 10.1% 9.5% 9.4% 2 0.0% 0.0%* 0.0%* 0.2% 0.0%* 0.1% 0.1% 1 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Grand Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination

Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except share and per share data)	As of March 31, 2023 (unaudited)	June 30, 2023 (unaudited)	September 30, 2023 (audited)	December 31, 2023 (unaudited)	March 31, 2024 (unaudited)
Assets					
Investments, at fair value	$2,474,616	$2,533,433	$2,617,016	$2,665,090	$2,698,772
Cash, cash equivalents and foreign currencies	49,813	15,149	10,571	10,464	10,101
Restricted cash, cash equivalents and foreign currencies	58,586	66,987	56,247	89,616	65,540
Other assets	21,298	27,520	39,688	32,849	33,885
Total Assets	$2,604,313	$2,643,089	$2,723,522	$2,798,019	$2,808,298
Liabilities and Net Assets					
Debt	$1,237,003	$1,219,029	$1,240,900	$1,287,508	$1,260,292
Unamortized debt issuance costs	(4,588)	(3,839)	(4,038)	(2,734)	(1,776)
Interest payable	18,642	18,555	20,271	20,802	20,693
Management and incentive fee payable	11,769	12,364	13,117	13,765	13,569
Distributions payable	10,636	27,183	30,621	8,888	41,293
Other liabilities	2,255	9,542	3,189	2,258	2,683
Total Liabilities	1,275,717	1,282,834	1,304,060	1,330,487	1,336,754
Total Net Assets	1,328,596	1,360,255	1,419,462	1,467,532	1,471,544
Total Liabilities and Net Assets	$2,604,313	$2,643,089	$2,723,522	$2,798,019	$2,808,298
Net Asset Value per Share	$15.00	$15.00	$15.00	$14.70	$14.70
GAAP Leverage	0.95x	0.91x	0.89x	0.89x	0.87x
GAAP debt-to-equity,net[1]	0.89x	0.89x	0.87x	0.87x	0.85x
Asset coverage	205.8%	209.9%	212.6%	212.2 %	214.9%
Number of shares of common stock outstanding	88,572,995	90,683,649	94,630,773	99,832,145	100,105,101

1. GAAP debt-to-equity, net is calculated as (a) total debt reduced by cash, cash equivalents and foreign currencies divided by (b) total net assets.

GOLUB CAPITAL

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15 Quarterly Operating Results Quarter Ended (Dollar amounts in 000s, except share and per share data) March 31, 2023 June 30, 2023 September 30, 2023 December 31, 2023 March 31, 2024 (unaudited) (unaudited) (unaudited) (unaudited) (unaudited) Investment Income Interest income $64,438 $69,389 $74,481 $78,428 $77,316 Dividend income 2,051 2,138 2,385 2,456 2,540 Fee income 136 140 145 166 256 Total investment income $66,625 $71,667 $77,011 $81,050 $80,112 Expenses Interest and other debt financing expenses $21,522 $22,802 $24,773 $25,832 $25,513 Base management fee, net of waiver 6,067 6,290 6,540 6,745 6,733 Incentive fee – net investment income, net of waiver 5,634 6,162 6,577 7,020 6,836 Incentive fee - reimbursement — — — (14,875) — Other operating expenses 1,499 1,499 1,848 1,674 2,288 Total expenses 34,722 36,753 39,738 26,396 41,370 Income and excise tax (25) — — — 8 Net investment income after tax $31,928 $34,914 $37,273 $54,654 $38,734 Net Gain (Loss) on Investments and Foreign Currency Net realized gain (loss) on investments and foreign currency transactions $763 ($3,588) $158 $7 $163 Net unrealized appreciation (depreciation) on investments and foreign currency transactions (803) 5,683 4,122 (3,745) 13,917 Net gain (loss) on investments and foreign currency transactions (40) 2,095 4,280 (3,738) 14,080 Net increase (decrease) in net assets resulting from operations $31,888 $37,009 $41,553 $50,916 $52,814 Per Share Data Earnings (loss) per weighted average share1 $0.36 $0.41 $0.45 $0.53 $0.53 Net investment income per weighted average share1 $0.36 $0.39 $0.41 $0.57 $0.39 Distributions declared per share2 $0.12 $0.41 $0.45 $0.83 $0.53 Weighted average common shares outstanding 87,774,782 89,473,232 91,558,829 96,188,744 99,907,435 See the slide titled “Endnotes - Quarterly Results” at the end of this presentation for footnotes.

16 1.8% 3.1% 3.1% 2.7% 2.3% 2.1% 2.5% 3.0% 2.4% (8.7)% 8.3% 3.5% 3.1% 3.5% 2.5% 2.2% 2.6% 2.5% 0.4% 0.7% 1.0% 2.5% 2.8% 3.0% 3.6% 3.6% Dec- 17 Mar- 18 Jun- 18 Sep- 18 Dec- 18 Mar- 19 Jun- 19 Sep- 19 Dec- 19 Mar- 20 Jun- 20 Sep- 20 Dec- 20 Mar- 21 Jun- 21 Sep- 21 Dec- 21 Mar- 22 Jun- 22 Sep- 22 Dec- 22 Mar- 23 Jun- 23 Sep- 23 Dec- 23 Mar- 24 Quarterly Return on Equity Since Inception* * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1.The 9.3% Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning August 1, 2017 and ending March 31, 2024. The first investment in GBDC 3 took place on August 1, 2017. These returns do not represent an actual return to any investor in the Company. Investors in GBDC 3 have achieved a 9.3% IRR on NAV1 Avg. 2.3%

Liquidity and Capital Subscriptions

Cash and Cash Equivalents

- Unrestricted cash and cash equivalents and foreign currencies totaled $10.1 million as of March 31, 2024.
- Restricted cash and cash equivalents totaled $65.5 million as of March 31, 2024. Restricted cash is held in our securitization vehicles and pursuant to our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment under the terms of the relevant leverage facility.

Capital Subscriptions

- As of March 31, 2024, we had total investor capital subscriptions of $1.387 billion and contributed capital of $1.387 billion (100.0% called capital ratio).

Debt Facilities – Availability

- Deutsche Bank Credit Facility – As of March 31, 2024, subject to leverage and borrowing base restrictions, we had $139.7 million of remaining commitments and $53.3 million of availability on this $625.0 million revolving credit facility.
- GC Advisors Revolver – As of March 31, 2024, we had $100.0 million of remaining commitments and availability on our $100.0 million unsecured line of credit with GC Advisors.

Debt Facilities – Amendments

- On April 9, 2024, we amended our revolving credit facility with Deutsche Bank to, among other things, extend the reinvestment period to April 10, 2025, extend the maturity date to April 10, 2028, from March 10, 2027, and reduce the interest rate on borrowings to SOFR + 2.30% from SOFR + 2.55%.

Key Funding Vehicles[1]

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate
Deutsche Bank Credit Facility	$625,000	$485,292	$139,708	April 10, 2025	April 10, 2028	SOFR + 2.30%
2021 Debt Securitization	298,000	298,000	—	April 15, 2025	April 15, 2033	3 Month SOFR + 1.77%[2]
2022 Debt Securitization	252,000	252,000	—	January 25, 2024	January 18, 2030	3 Month SOFR + 2.00%
2022-2 Debt Securitization	225,000	225,000	—	January 18, 2026	Janaury 18, 2034	3 Month SOFR + 2.60%
GC Advisors Revolver	100,000	—	100,000	N/A	September 1, 2026	Applicable Federal Rate

1. Information presented is as of March 31, 2024. Deutsche Bank Credit Facility reinvestment period, stated maturity and interest rate reflect the on April 9, 2024 amendment.
2. Interest rate for the 2021 Debt Securitization represents the weighted average spread over 3-month Secured Overnight Financing Rate ("SOFR") for the various tranches of issued notes, excluding a $10.0 million note that has a fixed rate of 3.91% and tranches retained by the Company. SOFR borrowings are subject to an additional spread adjustment of 0.26161%.

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18 Common Stock and Distribution Information Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount November 18, 2022 January 17, 2023 January 20231 87,217,538.663 March 21, 2023 — — February 7, 2023 March 17, 2023 Feb / Mar 2023 88,572,994.567 May 23, 2023 $0.1201 $10,636 Total for Quarter Ended March 31, 2023 $0.1201 $10,636 February 7, 2023 April 28, 2023 April 2023 89,509,039.889 June 21, 2023 $0.1098 $9,826 May 5, 2023 May 26, 2023 May 2023 89,660,313.188 August 22, 2023 0.1542 13,822 May 5, 2023 June 16, 2023 June 2023 89,660,313.188 August 22, 2023 0.1490 13,361 Total for Quarter Ended June 30, 2023 $0.4130 $37,009 May 5, 2023 July 28, 2023 July 2023 90,683,649.056 September 19, 2023 $0.1205 $10,932 August 3, 2023 August 30, 2023 August 2023 91,061,270.595 November 21, 2023 0.1843 16,783 August 3, 2023 September 22, 2023 September 2023 93,052,326.113 November 21, 2023 0.1487 13,838 Total for Quarter Ended September 30, 2023 $0.4535 $41,553 August 3, 2023 October 2, 2023 Special2 94,630,773.096 October 5, 2023 $0.1640 $15,519 August 3, 2023 October 20, 2023 October 2023 94,835,450.565 December 27, 2023 0.1218 11,552 November 17, 2023 November 20, 2023 November 2023 94,835,450.565 December 27, 2023 0.1577 14,957 November 17, 2023 December 8, 2023 Special 99,111,951.713 December 14, 2023 0.3000 29,734 November 17, 2023 December 15, 2023 December 2023 99,501,919.264 February 20, 2024 0.0893 8,888 Total for Quarter Ended December 31, 2023 $0.8328 $80,650 November 17, 2023 January 19, 2024 January 2024 99,832,145.354 March 19, 2024 $0.1154 $11,521 February 2, 2024 February 26, 2024 February 2024 99,950,108.916 May 21, 2024 0.1940 19,386 February 2, 2024 March 15, 2024 March 2024 99,950,108.916 May 21, 2024 0.2191 21,907 Total for Quarter Ended March 31, 2024 $0.5285 $52,814 Distributions Paid and Payable (Dollar amounts in 000s, except share and per share data) 1. On November 18, 2022, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of January 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period January 1, 2023 through January 31, 2023 and the payment of this distribution is $15.00 per share. Due to a net asset value per share less than $15.00 per share, the distribution declared for the period was zero. 2. On August 3, 2023, our board of directors declared a special distribution of $0.1640 per share in connection with the incentive fee payments deposited and returned to us for the benefit of our stockholders in accordance with the investment advisory agreement.

19 1. On February 2, 2024, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of April 30, 2024 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period April 1, 2024 through April 30, 2024 and the payment of this distribution is $14.70 per share. 2. On April 19, 2024, our board directors accelerated the payment date to May 29, 2024, for the previously declared April 2024 monthly distribution to stockholders of record as of April 19, 2024. Common Stock and Distribution Information Distributions Declared (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount February 2, 2024 April 19, 2024 April 20241 100,105,100.915 May 29,20242 TBD TBD

Appendix: Endnotes A

21 Endnotes - Drivers of GBDC 3’s FQ2 2024 Earnings 1. Please see page titled “Portfolio Highlights - Credit Quality”.

22 Endnotes - Portfolio Highlights - Economic Analysis 1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash and accrued PIK/non-cash dividend income, but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

23 Endnotes - Quarterly Operating Results 1. Except as otherwise noted, per share data are calculated based on the daily weighted average shares outstanding during the period presented. 2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, “Common Stock and Distribution Information” included in this presentation for details on the distributions declared during the period.